Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Announces First Quarter 2021 Results

•Strength in both Revenue and EPS, exceeding guidance range expectations
•28% Healthcare Cloud Revenue growth with strength in Dragon Medical Cloud solutions
•Record revenue quarter in Enterprise driven by Intelligent Engagement offerings
•Announced acquisition of Saykara

BURLINGTON, Mass., February 8, 2021 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter ended December 31, 2020:

•GAAP revenue of $345.8 million and GAAP earnings per diluted share of $0.02.
•Non-GAAP revenue of $345.8 million and non-GAAP earnings per diluted share of $0.20.

“We are very pleased with the strong start to the fiscal year, as we delivered revenue and EPS above our guidance range expectations,” said Mark Benjamin, Chief Executive Officer at Nuance. “We continued to advance our strategic initiatives, accelerating our cloud transition across our core platforms in Healthcare and focusing on our AI-first approach in Enterprise. In Healthcare, we saw solid performance in our cloud-based offerings, growing cloud revenue 28% year-over-year. In particular, we benefited from strong performance in Dragon Medical & DAX Cloud revenue, which grew 22% year-over-year driven by the ongoing transition of our installed base to Dragon Medical One, as well as traction in international, ambulatory and community hospital markets. Enterprise delivered another record revenue quarter, up slightly from its previous record in Q1'20, driven by particularly strong demand for our Security & Biometrics solutions."

Mr. Benjamin concluded, "In a separate release today, we announced the acquisition of Saykara, a like-minded healthcare IT company that aligns well with our technology portfolio and growth strategy. This acquisition brings together the best and brightest minds in AI, machine learning, and ambient technologies for healthcare, and we are pleased to be adding even more leading scientists and developers to our world-class R&D team."

As previously announced, in the first quarter of 2021 we announced the sale of our medical transcription and electronic healthcare record go-live businesses. The sale is on track to close during Q2 2021. Accordingly, we are now presenting our results on a continuing and discontinued operations basis, giving effect to the disposition of these businesses. All commentary is provided on a continuing operations basis. A reconciliation of continuing and discontinued operations to total operations is provided in the accompanying tables.

Q1 2021 Performance Summary
Q1 2021 results for continuing operations include:
•Revenue of $345.8 million, compared to $361.5 million in the same period last year.
•Non-GAAP revenue of $345.8 million, compared to $361.6 million in the same period last year.
•GAAP operating income of $31.5 million, compared to $36.0 million in the same period last year.
•Non-GAAP operating income of $91.4 million, compared to $90.4 million in the same period last year.
•GAAP operating margin of 9.1%, compared to 10.0% in the same period last year.
•Non-GAAP operating margin of 26.4%, compared to 25.0% in the same period last year.
•GAAP net income of $7.0 million, compared to a net income of $43.6 million in the same period last year.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

•Non-GAAP net income of $62.5 million, compared to $63.5 million in the same period last year.
•GAAP EPS of $0.02, compared to $0.15 in the same period last year.
•Non-GAAP EPS of $0.20, compared to $0.22 in the same period last year.
•Operating cash flows from continuing operations was $54.6 million, compared to $44.7 million in the same period last year.

Capital Allocation
We remain committed to our balanced capital allocation approach. In February, we replaced our revolving credit facility, with the maturity date now extended to 2026 and the facility upsized to $300 million. We did not repurchase any shares during the first quarter, and have $261 million remaining under our share repurchase board authorization. We remain confident in the strength of our balance sheet and our liquidity position, ending the first quarter with a cash and marketable securities balance of $374 million, above our target minimum cash balance range.
For a
For a complete discussion of Nuance’s results and business outlook, including our updated guidance, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host a conference call today at 5:00 p.m. ET. To participate, please access the live webcast here, or by dialing 1-888-317-6003 (US and Canada) or 1-412-317-6061 (international) and referencing code 9035615.
Nuance will provide a copy of Prepared Remarks in combination with this press release. These remarks are offered to provide shareholders and analysts additional detail for analyzing the results. The remarks are available at http://investors.nuance.com and will not be read on the call.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 90 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally,

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)    Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.
(ii)    Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)    Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:
(i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by our stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

For Investors
Michael Maguire
Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended December 31,
	2020	2019
Revenues:
Hosting and professional services	$195,832	$173,921
Product and licensing	86,037	125,015
Maintenance and support	63,884	62,573
Total revenues	345,753	361,509
Cost of revenues:
Hosting and professional services	105,615	101,330
Product and licensing	14,415	33,944
Maintenance and support	7,486	7,863
Amortization of intangible assets	4,262	6,569
Total cost of revenues	131,778	149,706
Gross profit	213,975	211,803
Operating expenses:
Research and development	56,457	54,605
Sales and marketing	65,405	65,776
General and administrative	41,145	38,334
Amortization of intangible assets	10,531	9,189
Acquisition-related costs, net	325	1,220
Restructuring and other charges, net	8,566	6,683
Total operating expenses	182,429	175,807
Income from operations	31,546	35,996
Other expenses, net	(22,289)	(33,669)
Income before income taxes	9,257	2,327
Provision (benefit) for income taxes	2,303	(41,297)
Net income from continuing operations	6,954	43,624
Net income from discontinued operations	7,941	5,061
Net income	$14,895	$48,685

Net income per common share - basic:
Continuing operations	$0.02	$0.15
Discontinued operations	0.03	0.02
Total net income per basic common share	$0.05	$0.17

Net income per common share - diluted:
Continuing operations	$0.02	$0.15
Discontinued operations	0.03	0.02
Total net income per diluted common share	$0.05	$0.17

Weighted average common shares outstanding:
Basic	283,818	284,130
Diluted	314,210	289,453

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31, 2020	September 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$299,446	$301,233
Marketable securities	74,862	71,114
Accounts receivable, net	216,447	175,583
Prepaid expenses and other current assets	157,482	152,563
Current assets of discontinued operations	35,965	35,492
Total current assets	784,202	735,985

Land, building and equipment, net	138,639	137,299
Goodwill	2,131,095	2,120,495
Intangible assets, net	153,424	167,270
Right-of-use assets	101,172	104,839
Other assets	262,464	248,414
Long-term assets of discontinued operations	76,689	79,030
Total assets	$3,647,685	$3,593,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,053,011	$432,209
Contingent and deferred acquisition payments	4,524	4,224
Accounts payable	81,461	71,833
Accrued expenses and other current liabilities	157,779	199,254
Deferred revenue	273,145	249,484
Current liabilities of discontinued operations	26,160	29,138
Total current liabilities	1,596,080	986,142

Long-term debt	495,977	1,104,464
Deferred revenue, net of current portion	101,632	98,696
Deferred tax liability	64,094	70,116
Operating lease liabilities	100,339	103,996
Other liabilities	65,085	64,597
Long-term liabilities of discontinued operations	18,099	21,388
Total liabilities	2,441,306	2,449,399

Mezzanine Equity	53,343	—

Stockholders' equity	1,153,036	1,143,933
Total liabilities and stockholders' equity	$3,647,685	$3,593,332

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income from continuing operations	$6,954	$43,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,993	7,793
Amortization	14,793	15,758
Stock-based compensation	34,906	30,402
Non-cash interest expense	12,324	12,744
Deferred tax benefit	(5,435)	(42,900)
Loss on extinguishment of debt	—	15,000
Other	3,028	41
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(40,023)	(21,164)
Prepaid expenses and other assets	(5,892)	27,414
Accounts payable	11,636	(1,703)
Accrued expenses and other liabilities	(9,480)	(70,017)
Deferred revenue	23,814	27,686
Net cash provided by operating activities - continuing operations	54,618	44,678
Net cash provided by operating activities - discontinued operations	6,570	8,875
Net cash provided by operating activities	61,188	53,553
Cash flows from investing activities:
Capital expenditures	(17,400)	(14,204)
Purchases of marketable securities and other investments	(41,366)	(86,699)
Proceeds from sales and maturities of marketable securities and other investments	37,582	82,588
Payments for business and asset acquisitions, net of cash acquired	(250)	—
Other	(545)	1,272
Net cash used in investing activities	(21,979)	(17,043)
Cash flows from financing activities:
Repurchase and redemption of debt	—	(313,500)
Net distribution from Cerence upon the spin-off	—	139,090
Payments for repurchase of common stock	—	(92,444)
Payments for taxes related to net share settlement of equity awards	(43,729)	(29,958)
Other financing activities	(6)	(725)
Net cash used in financing activities	(43,735)	(297,537)
Effects of exchange rate changes on cash and cash equivalents	2,739	1,524
Net decrease in cash and cash equivalents	(1,787)	(259,503)
Cash and cash equivalents at beginning of period	301,233	560,961
Cash and cash equivalents at end of period	$299,446	$301,458

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended December 31,
	2020	2019

GAAP revenues	$345,753	$361,509
Acquisition-related revenue adjustments: hosting and professional services	—	89
Non-GAAP revenues	$345,753	$361,598

GAAP cost of revenues	$131,778	$149,706
Cost of revenues from amortization of intangible assets	(4,262)	(6,569)
Cost of revenues adjustments: hosting and professional services (1)	(6,563)	(4,977)
Cost of revenues adjustments: product and licensing (1)	(75)	(129)
Cost of revenues adjustments: maintenance and support (1)	(426)	(393)
Cost of revenues adjustments: other	—	(66)
Non-GAAP cost of revenues	$120,452	$137,572

GAAP gross profit	$213,975	$211,803
Gross profit adjustments	11,326	12,223
Non-GAAP gross profit	$225,301	$224,026

GAAP income from operations	$31,546	$35,996
Gross profit adjustments	11,326	12,223
Research and development (1)	8,440	8,440
Sales and marketing (1)	8,943	7,025
General and administrative (1)	10,459	9,438
Acquisition-related costs, net	325	1,220
Amortization of intangible assets	10,531	9,189
Restructuring and other charges, net	8,566	6,683
Other	1,305	191
Non-GAAP income from operations	$91,441	$90,405

GAAP income before income taxes	$9,257	$2,327
Gross profit adjustments	11,326	12,223
Research and development (1)	8,440	8,440
Sales and marketing (1)	8,943	7,025
General and administrative (1)	10,459	9,438
Acquisition-related costs, net	325	1,220
Amortization of intangible assets	10,531	9,189
Restructuring and other charges, net	8,566	6,683
Non-cash interest expense	12,324	12,744
Loss on extinguishment of debt	—	15,000
Other	1,077	(305)
Non-GAAP income before income taxes	$81,248	$83,984

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended December 31,
	2020	2019

GAAP provision (benefit) for income taxes	$2,303	$(41,297)
Income tax effect of non-GAAP adjustments	12,421	20,285
Removal of valuation allowance and other items	3,409	41,503
Removal of discrete items	620	—
Non-GAAP provision for income taxes	$18,753	$20,491

GAAP net income from continuing operations	$6,954	$43,624
Acquisition-related adjustment - revenues (2)	—	89
Acquisition-related costs, net	325	1,220
Cost of revenue from amortization of intangible assets	4,262	6,569
Amortization of intangible assets	10,531	9,189
Restructuring and other charges, net	8,566	6,683
Stock-based compensation (1)	34,906	30,402
Non-cash interest expense	12,324	12,744
Loss on extinguishment of debt	—	15,000
Adjustment to income tax expense	(16,450)	(61,788)
Other	1,077	(239)
Non-GAAP net income	$62,495	$63,493

Non-GAAP diluted net income per share	$0.20	$0.22

Diluted weighted average common shares outstanding	314,210	289,453

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 First Quarter Results
Press release
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended December 31,
	2021	2020
(1) Stock-based compensation
Cost of hosting and professional services	$6,563	$4,977
Cost of product and licensing	75	129
Cost of maintenance and support	426	393
Research and development	8,440	8,440
Sales and marketing	8,943	7,025
General and administrative	10,459	9,438
Total	$34,906	$30,402

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$89
Total	$—	$89

© 2021 Nuance Communications, Inc. All rights reserved